Exhibit 10.1

AMENDMENT TO EQUITY PURCHASE AGREEMENT AND RELEASE OF STOCKHOLDER CLAIMS

THIS AMENDMENT TO EQUITY PURCHASE AGREEMENT AND RELEASE OF
STOCKHOLDER CLAIMS (this “Agreement”) is made and entered into as of the last day of execution of this Agreement (the “Effective Date”), by and among E4:9 Holdings, LLC, a Delaware limited liability company (referred to herein as the “Seller”); Dagley Insurance Agency, LLC, a Texas limited liability company (the “Company”); D6 Holdings, LLC, a Texas limited liability company (referred to herein as the “Purchaser”); Nathan Dagley, an individual resident of Texas (referred to herein as “Dagley”), and Fathom Holdings Inc., a North Carolina corporation and the parent corporation of Seller (referred to herein as “Fathom Holdings”). Throughout this Agreement, the Seller, the Company, the Purchaser, Dagley, and Fathom Holdings are referred to individually as a “Party” or jointly as the “Parties.” Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in that certain Equity Purchase Agreement by and among Seller, the Company, Purchaser, and Dagley dated as of May 3, 2024 (the “EPA”).

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated April 13, 2021 by and between Fathom Holdings Inc., Fathom Merger Sub A, Inc., Fathom Merger Sub B, LLC, E4:9 Holdings, Inc. (“E4:9”), the named stockholders of E4:9, and Paul Marsh as Stockholder Representative (the “Merger Agreement”), Fathom Holdings acquired E4:9, including the Company, E4:9’s wholly owned Subsidiary;

WHEREAS, on or about May 3, 2024, the Seller, the Purchaser, Dagley, and the Company entered into the EPA pursuant to which the Seller sold to the Purchaser all of the issued and outstanding membership interests of the Company;

WHEREAS, Section 9.5 of the EPA requires each of Seller, the Company, Purchaser, and Dagley to execute a written instrument in order to amend the terms of the EPA;

WHEREAS, pursuant to Section 2.2 of the EPA, as part of the Purchase Price (as defined in the EPA), the Purchaser is obligated to pay the Seller Three Million Dollars ($3,000,000) on May 3, 2026 (the “Third Payment”);

WHEREAS, Section 7.4 of the EPA sets forth certain additional covenants and agreements, including (i) obligations of Fathom Holdings, its subsidiaries, and its and their successors and permitted assigns to introduce clients to the Company and utilize the Company’s insurance services, and (ii) certain rights of the Purchaser set forth therein;

WHEREAS, the Purchaser has requested partial deferral of the Third Payment; and

WHEREAS, without conceding any liability with respect to any purported claims and without conceding the validity of any purported defenses thereto, the Parties have agreed to enter into this Agreement according to the terms and in consideration of the mutual promises set forth below to amend the EPA and resolve certain other matters.

NOW, THEREFORE, in consideration of the good and valuable consideration set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Payment of the Third Payment by Purchaser. Section 2.2 of the EPA is hereby amended to provide that the Third Payment shall be due and payable in three installments, the first of which totaled $985,000 and was paid prior to the Effective Date of this Agreement. The second installment in the amount of $1,000,000 will be due and payable on July 1, 2026 (the “Second Installment”), and the third and final installment in the amount of $1,015,000 will be due and payable on September 1, 2026 (the “Third Installment,” and together with the Second Installment, the “Remaining Installments”). In furtherance of the foregoing, the Parties agree that, in full satisfaction of the Purchaser’s obligation to pay the Third Payment under the EPA, Fathom Holdings shall accept the above amounts at the times set forth above. The Purchaser shall cause the Remaining Installments to be made to the Seller by wire transfer of immediately available funds in accordance with the payment instructions provided by the Seller. In the event of a failure of Purchaser to make all or part of the Second Installment on or before July 1, 2026, or the Third Installment on or before September 1, 2026, interest with respect to the Second Installment shall begin to accrue on July 2, 2026, and interest with respect to the Third Installment shall begin to accrue on September 2, 2026, each at the rate of 1.5% per month on all amounts remaining due. To the extent that it is necessary to institute legal action to recover all or any portion of such Remaining Installments, Seller shall also be entitled to recover from Purchaser all reasonable attorneys’ fees and expenses incurred in seeking to recover such unpaid amounts. Contemporaneously with the execution of this Agreement, Purchaser agrees to execute the Statement in Confession of Judgment and Affidavit of Confession of Judgment attached hereto as Exhibit A and Exhibit B, respectively. In the event the Purchaser fails to make all or part of the Second Installment or the Third Installment on their respective due dates, the Purchaser authorizes the Seller to cause the executed Statement in Confession of Judgment and Affidavit of Confession of Judgment to be filed in the Superior Court for the State of Delaware, in and for New Castle County.

2.Resolution of Other Disputes; Releases of Claims. In consideration of the Purchaser’s agreement to the payment terms set forth in Section 1 and the other mutual promises contained herein, effective as of the date of this Agreement, the Dagley Parties (as defined below) and Fathom Holdings Parties (as defined below) agree as follows:

a.The Merger Agreement was and is the only agreement Dagley (in his individual capacity and as a shareholder of E4:9) had with Fathom Holdings regarding the acquisition of E4:9.

b.Effective immediately, Dagley agrees to the cancellation of 278,000 shares of Fathom Holdings common stock issued in his name (the “Shares”). In order to effectuate the terms of this Section 3(b), Dagley agrees to execute all documents requested by Fathom Holdings reasonably related to the cancellation of the Shares and to otherwise reasonably assist Fathom Holdings in accomplishing such cancellation of the Shares.

c.As of the Effective Date of this Agreement, Dagley has no right, claim or interest to receive any additional shares of Fathom Holdings from Fathom Holdings.
d.Section 7.4(a) of the EPA is hereby deleted in its entirety and replaced with the following: “To the extent permitted by applicable Law, for a period of four (4) years after the Closing, Fathom Holdings, its direct and indirect subsidiaries as of the Effective Time, and its and their successors and permitted assigns (“Seller Affiliates”) shall continue to introduce the clients of the Seller Affiliates to the Company and utilize the Company’s insurances services consistent with past practices (the “Seller Affiliates Obligation”), provided that (i) the Company shall perform such insurance services (a) in accordance with applicable Law, (b) in good faith, and (c) at a level of quality substantially similar to the level of quality at which such services were provided by the Company in the 12 months immediately prior to the Effective Time (collectively, the “Service Standard”), and (ii) in the event the Company fails to perform such insurance services in accordance with the Service Standard, Seller Affiliates shall not be obligated to perform the Seller Affiliates Obligation.”
e.Dagley, the Company, Purchaser, each of their parents, subsidiaries, and affiliates, and each and every one of their respective present and former members, managers, officers, employees, agents, representatives, insurers, predecessors, successors, and assigns (collectively, the “Dagley Parties”), hereby irrevocably and unconditionally release and forever discharge, and covenant not to sue, each of Fathom Holdings, Seller, each of their parents, subsidiaries, and affiliates, and each and every one of their respective present and former shareholders, directors, officers, members, employees, agents, representatives, insurers, predecessors, successors, and assigns (collectively, the “Fathom Holdings Parties”), from any and all known and unknown charges, complaints, claims, judgments, grievances, liabilities, obligations, injuries, promises, agreements, damages (including punitive or exemplary damages), actions, causes of action, suits (including, without limitation, arbitration), controversies, rights, demands, costs, sums of money, losses, penalties, and fees (including reasonable attorneys’ fees and costs), of any nature whatsoever (collectively, “Claims”), which the Dagley Parties have, or may have had, against the Fathom Holdings Parties, whether or not apparent or yet to be discovered, or which may develop.
Notwithstanding the foregoing, the release set forth in this Section 2(e) shall not apply to any Claims that any of the Dagley Parties may have solely against any present or former officer of Fathom Holdings to the extent such Claims arise from actions taken by such officer outside of his or her capacity as an officer of Fathom Holdings or taken by such officer without actual authority from Fathom Holdings; provided, however, that nothing in this sentence shall preserve or create any Claim against Fathom Holdings, Seller, successors, or assigns, including under any theory of agency, apparent authority, respondeat superior, ratification, indemnification, contribution, or vicarious liability.
f.The Fathom Holdings Parties hereby irrevocably and unconditionally release and forever discharge, and covenant not to sue, each of and all of the Dagley Parties, from any and all Claims, which the Fathom Holdings Parties have, or may have had, against the Dagley Parties, whether or not apparent or yet to be discovered, or which may develop, arising out of, based on, or in any way connected to or related to the Merger Agreement, including, for the avoidance of doubt, any subsequent amendments to agreements related to the Merger Agreement. Nothing herein shall be considered to release or otherwise affect any claim that Fathom Holdings may have against any other party other than the Dagley Parties, including Paul Marsh, either individually or in his capacity as Stockholder Representative.

3.Full Capacity; Binding Effect. The persons and entities signing this Agreement each represent that they have full authority and representative capacity to execute this Agreement in the capacities indicated below. Each Party represents and warrants that this Agreement has been duly and validly executed and delivered by such Party, and (assuming the due authorization, execution, and delivery by each other Party) constitutes a legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms. This Agreement shall be binding upon and inure to the benefit of the Parties and all their successors, assigns, and legal representatives.
4.Voluntary Consent. The Parties further represent and acknowledge that in executing this Agreement:

a.They have been afforded full opportunity to discuss all aspects of this Agreement with legal counsel of their choice;
b.They have carefully read and fully understand all of the provisions of this Agreement;
c.They have voluntarily and knowingly signed this Agreement;
d.They have not assigned the rights to enter into this Agreement to any other person or entity and the persons signing on their behalf below are in fact authorized to enter into this Agreement; and
e.They are not relying on any other Party for tax advice regarding the consequences of entering into this Agreement.

5.Costs and Expenses. All costs and expenses, including any attorneys’ fees, incurred by any Party to date related to the matters that are the subject of this Agreement shall be borne by such Party.

6.No Modifications. No amendment or modification of this Agreement is valid unless executed in writing with the same formality as this present Agreement and by the same Parties.

7.Joint Draftsmanship. This Agreement has been jointly drafted by and with the mutual input and comments of legal counsel for the respective Parties such that any ambiguity subsequently identified in the Agreement, if any, shall not be construed as against any of the Parties as the draftsman of the Agreement.

8.Counterparts. This Agreement may be executed in counterparts and each counterpart will become effective and binding on the date of this Agreement. A facsimile signature to this Agreement shall be deemed to be and may be relied upon as an original. Likewise, telecopy or other electronic transmission by the executing Party of an executed counterpart of this Agreement shall be deemed delivery of an original, executed counterpart.

9.Severability. If any term, provision or condition contained in this Agreement shall, to any extent, be ruled invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement (or the application of such term, provision or condition to persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Agreement shall be enforceable to the fullest extent permitted by law and the Parties shall use their reasonable efforts to substitute a valid, legal, and enforceable provision that, insofar as practical, implements the purposes and intent of this Agreement and the EPA.

10.Governing Law, Consent to Jurisdiction, Venue, and Waiver of Jury Trial. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws and conflict of law provisions. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the Court of Chancery of the State of Delaware (and solely for purposes of the enforcement of the Statement in Confession of Judgment and Affidavit of Confession of Judgment provided for in Section 1 above, the Superior Court for the State of Delaware), in and for New Castle County for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party hereto anywhere in the world by the same methods as are specified for the giving of notices under the EPA. Each of the Parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable Law, that (a) the proceeding in any such court is brought in an inconvenient forum, (b) the venue of such proceeding is improper, or (c) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

11.Entire Agreement. The terms of this Agreement are contractual and not mere recitals. This Agreement and the EPA set forth the entire agreement between the Parties hereto with respect to the subject matter hereof. Except as expressly modified herein, the EPA and all other agreements entered into in connection therewith shall remain in full force and effect in accordance with their respective terms. There are no representations, warranties, covenants, promises or undertakings, oral or otherwise, relating to the subject matter of this Agreement that are not expressly set forth or expressly incorporated herein by reference.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Equity Purchase Agreement and Release of Stockholder Claims effective as of the Effective Date.

E4:9 HOLDINGS, LLC    D6 HOLDINGS, LLC

Adam Rothstein     Nathan Dagley
Printed Name    Printed Name

/s/ Adam Rothstein     /s/ Nathan Dagley
Signature    Signature

President                  President
Title    Title

June 30, 2026                  June 30, 2026
Date    Date

FATHOM HOLDINGS INC.    NATHAN DAGLEY

Adam Rothstein     Nathan Dagley
Printed Name    Printed Name

/s/ Adam Rothstein     /s/ Nathan Dagley
Signature    Signature

Interim Chief Executive Officer     President
Title    Title

June 30, 2026     June 30, 2026
Date    Date

DAGLEY INSURANCE AGENCY, LLC

Nathan Dagley
Printed Name

/s/ Nathan Dagley
Signature

President
Title

June 30, 2026
Date